Exhibit 99.1
Immersion Corporation Announces Management Changes
Announces Special Dividend and $50 Million Stock Repurchase Program
Focus on driving multi-year step function increase in valuation

AVENTURA FL, January 3, 2023 – Immersion Corporation (NASDAQ: IMMR), a leading developer and provider of technologies for haptics, today reported management changes, a special cash dividend and a new stock repurchase program.
Effective immediately, Executive Chairman Eric Singer has been appointed President and CEO and will continue to serve as Chairman of the Board. The Board of Directors believes Eric Singer’s significant experience in operations, transactions and capital allocation as well as his deep technology experience will help to drive long-term shareholder value creation. Francis Jose will return to the role of General Counsel and oversee the Company’s ongoing intellectual property licensing efforts.

Immersion’s Board of Directors has also declared a special one-time dividend of 10 cents per share, based on the Company’s strong operating performance in 2022. This dividend is in addition to a new recently declared quarterly dividend program of 3 cents per share. In addition, Immersion’s Board of Directors approved a new stock repurchase program of up to $50.0 million for 2023. This new stock repurchase program replaces the stock repurchase program that had been in place in 2022 under which the Company repurchased a total of 2,542,065 shares (approximately 7.4% of shares outstanding as of December 31, 2021).

Eric Singer, President and CEO, stated, “Immersion has a unique set of assets, and the Board is redoubling its efforts to create a step function increase in value over the long term. Over the past two years, we have driven a significant increase in profitability, helping to fortify Immersion’s balance sheet with record levels of cash and investments. We now have multiple levers to drive shareholder value concurrent with our workstreams around monetization of our intellectual property, which encompasses entering new license arrangements and renewing existing licenses as well as our targeted litigation strategy, including but not limited to our recent lawsuit against Meta Platforms (NASDAQ: META). Our special dividend and stock repurchase program underscore our financial flexibility to return value to shareholders in a very uncertain macro environment, and we intend to leverage our financial resources to continue to increase shareholder value.”
“We thank Francis Jose for his work as CEO over the past 16 months. I look forward to continuing to work with the team on our core priorities in the coming year,” Singer added.

The special dividend of $0.10 per share will be paid on January 30, 2023 to shareholders of record on January 15, 2023. In addition, the Company’s first quarterly dividend will be paid on January 30, 2023 to shareholders of record on January 15, 2023. Future quarterly dividends will be subject to further review and approval by the Board in accordance with applicable law. The Board reserves the right to adjust or withdraw the quarterly dividend in future periods as it reviews the Company’s capital allocation strategy from time-to-time.

Exhibit 99.1
The stock repurchase program allows for the repurchase of up to $50 million of Immersion common stock for a period of up to 12 months. The timing, pricing and sizes of any repurchases will depend on a number of factors, including the market price of the Company’s common stock and general market and economic conditions. The stock repurchase program does not obligate the Company to repurchase any dollar amount or number of shares, and the program may be suspended or discontinued at any time.

About Immersion

Immersion Corporation (NASDAQ: IMMR) is a leading innovator of touch feedback technology, also known as haptics. The company invents, accelerates, and scales haptic experiences by providing technology solutions for mobile, automotive, gaming, and consumer electronics. Haptic technology creates immersive and realistic experiences that enhance digital interactions by engaging users' sense of touch. Learn more at www.immersion.com.

Forward-looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The forward-looking statements involve risks and uncertainties. Forward-looking statements are identified by words such as “anticipates,” “believes,” “expects,” “intends,” “may,” “can,” “will,” “places,” “estimates,” and other similar expressions. However, these words are not the only way we identify forward-looking statements. Examples of forward-looking statements include any expectations, projections, or other characterizations of future events, or circumstances, including but not limited to statements about the anticipated impact of the appointment of Eric Singer as President and CEO, the impact of the Board’s efforts to create a step function increase in value over the long term, the Company’s intent to leverage its financial resources to continue to increase shareholder value, the financial strength of the Company and commitment to return capital to shareholders in a meaningful way, the implementation of the stock repurchase program, and the Company’s focus on entering new license arrangements and renewing existing licenses, protecting its intellectual property and capital allocation to drive long-term shareholder value.

Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Actual results could differ materially from those projected in the forward-looking statements, therefore we caution you not to place undue reliance on these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: the inability to predict the outcome of any litigation, the costs associated with any litigation and the risks related to our business, both direct and indirect, of initiating litigation, the effects of the COVID-19 global pandemic on the Company and its business, and on the business of its suppliers and customers; unanticipated changes in the markets in which the Company operates; the effects of the current macroeconomic climate (especially in light of the ongoing adverse effects of the COVID-19 global pandemic); delay in or failure to achieve adoption of or commercial demand for the Company’s products or third party products incorporating the Company’s

Exhibit 99.1
technologies; the inability of Immersion to renew existing licensing arrangements, or enter into new licensing arrangements on favorable terms; the loss of a major customer; the ability of Immersion to protect and enforce its intellectual property rights; the risk that the Company may not successfully repurchase stock under its stock repurchase program; and other factors. For a more detailed discussion of these factors, and other factors that could cause actual results to vary materially, interested parties should review the risk factors listed in Immersion’s Annual Report on Form 10-K for 2021 and in its most recent Quarterly Report on Form 10-Q which are on file with the U.S. Securities and Exchange Commission. Any forward-looking statements made by us in this press release speak only as of the date of this press release, and Immersion does not intend to update these forward-looking statements after the date of this press release, except as required by law.

Immersion, and the Immersion logo are trademarks of Immersion Corporation in the United States and other countries. All other trademarks are the property of their respective owners. The use of the word “partner” or “partnership” in this press release does not mean a legal partner or legal partnership.

(IMMR – C)

Investor Contact:
Aaron Akerman
Immersion Corporation
514-987-9800 ext. 5110
aakerman@immersion.com